     As filed with the Securities and Exchange Commission on April 2, 1996

                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          Community Bankshares, Inc.
  --------------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

             New Hampshire                             02-0394439
- ------------------------------------------------------------------------------
     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)                Identification No.)

   43 N. Main Street, Concord, New Hampshire              03301
- ------------------------------------------------------------------------------
    (Address of principal executive offices)            (Zip Code)

                               Centerpoint Bank
                            1989 Stock Option Plan
                           (Full title of the plan)

                              Douglas Crichfield
                     President and Chief Executive Officer
                          Community Bankshares, Inc.
                               43 N. Main Street
                         Concord, New Hampshire  03301
                                (603) 224-1100
  --------------------------------------------------------------------------
                  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                           Peter W. Coogan, Esquire
                              Foley, Hoag & Eliot
                            One Post Office Square
                          Boston, Massachusetts 02109
                                (617) 832-1000

- --------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                                             Proposed
Title of                                    Proposed          Maximum
Securities                    Amount         Maximum         Aggregate       Amount of
to be                         to be      Offering Price      Offering      Registration
Registered                  Registered      Per Share          Price            Fee
- --------------------------  ----------  -----------------  -------------  ---------------

Common Stock                    59,015         $18.375(1)  $1,084,401(1)          $374(1)
(par value $1.00) shares
- -----------------------------------------------------------------------------------------

       (1) Estimated pursuant to Rule 457 (c) and (h) based on the average of the high and low prices of the Common Stock as reported on March 26, 1996 on the Nasdaq Stock Market.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) Community's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

     (b) Community's Transition Report on Form 10-K for the six months ended December 31, 1995.

     (c) The description of Community's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by Community pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the securities registered hereby is being passed upon for Community by Foley, Hoag & Eliot, Boston, Massachusetts.

Item 6.  Indemnification of Directors and Officers.

     Chapter 293-A:8.51 of the New Hampshire Business Corporation Act provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director, against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     Community's By-Laws contain the following provision with respect to indemnification of directors and officers.

          (a) The corporation shall indemnify and reimburse any individual person who was or is a party to any action, suit or proceeding, whether civil, criminal or administrative, by reason of the fact that such party, or the person whose legal representative or successor such party is, was or is serving as a Director, officer, employee or agent of the corporation, or at its request, of another entity in which the corporation has an interest, or was or is serving at the request of the corporation as a fiduciary of any employee benefit plan of the corporation or any subsidiary. Such indemnification and reimbursement shall include all expenses (including attorney's fees), and such amount of any judgment, money decree, fine, penalty of settlement for which such person may have become liable as the Board of Directors deems reasonable, actually incurred by such person in connection with the defense or reasonable settlement of any such action, suit or proceeding, or any appeal therein, to the extent and under the circumstances permitted by the New Hampshire Business Corporation Act.
     Such indemnification and reimbursement (unless ordered by a court) shall be made as authorized in a specific case upon a further determination that indemnification of the Director, officer or employee is proper in the circumstances because such person has met the applicable standards of conduct set forth in the New Hampshire Business Corporation Act.

          (b) Such determination of reasonableness and propriety with respect to persons other than Directors shall be made by the Board of Directors by a majority vote, and with respect to the Directors shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders.

          (c) The foregoing right of indemnification shall not be exclusive of other rights to which such person, or the legal representatives or successors of such person may be entitled as a matter of law, under the Articles of Incorporation, by contract or otherwise.

          (d) The corporation may purchase and maintain insurance on behalf of any person who was or is a Director, officer or employee of the corporation or was or is serving at the request of the corporation as a fiduciary of any employee benefit plan of the corporation or any subsidiary against any liability asserted against, and incurred by, such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the New Hampshire Business

     Corporation Act. The obligation to indemnify and reimburse set forth hereinabove, if applicable, shall be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.

     Community's Articles of Incorporation contain the following provision with respect to indemnification of directors and officers.

          EIGHTH: In addition to the rights of indemnification provided under RSA 293-A:5 as presently in effect and any greater rights from time to time provided by law, by the by-laws of the corporation or any agreement, vote of the shareholders or disinterested directors, or otherwise, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving as a trustee or other fiduciary with respect to any employee benefit plan (or its participants or beneficiaries) of the corporation or any subsidiary of the corporation, against expenses (including attorneys' fees), judgments, fines, excise taxes assessed with respect to any employee benefit plan, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. A trustee or other fiduciary who acted in good faith and in a manner he reasonably believed to be in the interests of the participants or beneficiaries of any employee benefit plan of the corporation or any subsidiary shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

 5    Opinion of Counsel.

23.1  Consent of KPMG Peat Marwick LLP

23.2  Consent of Counsel (included in Exhibit 5)

24.1  Power of Attorney (contained on the signature page).

 Item 9.  Undertakings.

      1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      2.   The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2(a)(i) and 2(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, the State of New Hampshire, on this 19th day of March, 1996.

                         COMMUNITY BANKSHARES, INC.


                         By:/s/ Douglas Crichfield
                            ----------------------------------------
                              Douglas Crichfield
                              President and Chief Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Douglas Crichfield, Gerald R. Emery and Richard E. Kamp, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or either of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for either or both of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                 Date
- ------------------------  ------------------------  --------------

/s/ Douglas Crichfield    President, Chief          March 19, 1996
- ------------------------
Douglas Crichfield        Executive Officer
                          and Director
                          (Principal Executive
                          Officer)

/s/ Gerald R. Emery       Treasurer and
- ------------------------
Gerald R. Emery           Chief Financial Officer   March 19, 1996
                          (Principal Financial
                          and Accounting Officer)


/s/ John N. Buxton        Director                  March 19, 1996
- ------------------
John N. Buxton


/s/ Willaim S. Fenollosa  Director                  March 19, 1996
- ------------------------
William S. Fenollosa


/s/ Oliver R. Fifield     Director                  March 19, 1996
- ---------------------
Oliver R. Fifield


/s/ Thomas M. Hardiman    Director                  March 19, 1996
- ----------------------
Thomas M. Hardiman


/s/ Robert A. Hill        Director                  March 19, 1996
- ------------------
Robert A. Hill


/s/ Russell A. Holden     Director                  March 19, 1996
- ---------------------
Russell A. Holden


/s/ Lucia P. Kittredge    Director                  March 19, 1996
- ----------------------
Lucia P. Kittredge


/s/ Seth A. Resnicoff     Director                  March 19, 1996
- ---------------------
Seth A. Resnicoff

/s/ Eleanor H. Stark      Director                  March 19, 1996
- --------------------
Eleanor H. Stark


/s/ James R. Stewart      Director                  March 19, 1996
- --------------------
James R. Stewart


                          Director
- --------------------
Katherine F. Tsouros


/s/ Philip M. Stone       Director                  March 27, 1996
- -------------------
Philip M. Stone


/s/ Arthur R. Bethke      Director                  March 27, 1996
- --------------------
Arthur R. Bethke


/s/ Walter W. Hemming     Director                  March 27, 1996
- ---------------------
Walter W. Hemming

                                 EXHIBIT INDEX
                                 -------------

Exhibit
  No.     Description                                                   Page
- -------   -----------                                                   ----
 5        Opinion of Counsel

23.1      Consent of KPMG Peat Marwick LLP

23.2      Consent of Counsel (included in Exhibit 5)

24        Power of Attorney (contained on the signature page)